UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2009

ABLEAUCTIONS.COM, INC.
(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 102 – 3823 Henning Street
Burnaby, British Columbia Canada V5C 6P3
(Address of principal executive offices)

Registrant’s telephone number, including area code: 604-293-3933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01.            Entry into a Material Definitive Agreement

On July 17, 2009, Ableauctions.com, Inc. (“Ableauctions”), Abdul Ladha and Hanifa Ladha executed a Share Exchange Agreement (“Exchange Agreement”) with Top Favour Ltd. (“Top Favour”) and the shareholders of Top Favour pursuant to which the Top Favour shareholders agreed to exchange their shares of Top Favour capital stock for newly-issued shares of Ableauctions.  Section 8.1(b) of Article 8 of the Exchange Agreement states that the Exchange Agreement may be terminated at any time prior to the closing of the transaction by either Ableauctions or the shareholders of Top Favour if the transaction is not consummated for any reason by November 30, 2009.

The transaction will not be consummated by November 30, 2009 therefore on November 25, 2009 the parties executed the “First Amendment to Share Exchange Agreement” (the “Amendment”) which amends the Exchange Agreement to extend the date included at Section 8.1(b) of Article 8 of the Exchange Agreement to April 30, 2010.

The Amendment also amends Section 9.7 of Article 9 of the Exchange Agreement to require the approval of Abdul Ladha and Hanifa Ladha, rather than the holders of a majority of the outstanding voting stock of Ableauctions, to amend the Exchange Agreement.

Item 9.01.            Financial Statements and Exhibits

10.1           First Amendment to Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

Date: November 30, 2009	By:	/s/ Abdul Ladha
Abdul Ladha
Chief Executive Officer